Exhibit 99.1

To:	Media Addressed

Contact:	Patricia Gallagher, Vice President
Director of Strategic Planning
(804) 443-8178
patricia.gallagher@evb.org

Date:	November 4, 2005

RE:	FOR IMMEDIATE RELEASE

Eastern Virginia Bankshares

Charter Consolidation Press Release

Tappahannock, VA, {November 4, 2005} – Eastern Virginia Bankshares announced today that it will consolidate its three bank charters into a single banking entity. The announcement was made by Chairman of the Board Rand Cook and President and CEO Joe Shearin.

Eastern Virginia Bankshares (NASDAQ:EVBS) is comprised of three banks: Southside Bank in Tappahannock, Bank of Northumberland in Heathsville, and Hanover Bank in Mechanicsville. The charters of the three banks will be consolidated into a single banking entity. “This consolidation is a move that is in the best interest of our customers, our shareholders, and our employees,” said Cook. “It will provide significant efficiencies in operations and organization, and it will create increased convenience for our customers through a broader and stronger network of branches.”

According to Joe Shearin, the move also strategically positions the organization to remain independent. “We are committed to serving our customers in the Eastern Virginia marketplace with bankers who understand their local issues. By combining the strength of our three banks into one entity, we will be able to offer state-of-the-art financial services through our expanded 22-branch network to all of our customers.”

Shearin went on to emphasize that while organizational efficiencies will be realized, there will be no layoffs as a result of the consolidation. “Any reductions will be achieved solely through attrition and over time,” he said. “Just as we are committed to the communities we serve, we are committed to our employees.”

At this time no decision has been made regarding the name under which the consolidated bank will operate. The bank is conducting a comprehensive strategic planning and strategic marketing planning process, and the new identity will be a result of that process. According to Shearin, the new identity will reflect the bank’s understanding of the needs of its various markets and its commitment to community banking.

Eastern Virginia Bankshares currently has total assets of $755 million, and the combined entity will have 22 branches. The company has recently implemented a program called “Standards of Excellence.” Over the past couple of years, the Company has invested heavily in state of the art technology and training of all employees in order to compete effectively in its markets. These actions, along with the continued expansion of the branch system, reflect a conscious decision by the Company to emphasize long-term growth of shareholder value.

Additional information will be released as consolidation plans are developed and implementation begins. It is anticipated the entire process will be completed by the second quarter of 2006.

Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Such forward-looking statements involve known and unknown risks including, but not limited to:

•	Risk inherent in making loans such as repayment risks and fluctuating collateral values

•	Risk inherent in the investment portfolio which comprises approximately 18.6% of the Company’s total assets

•	Interest rate fluctuations and our ability to successfully manage that risk

•	Changes in general economic and business conditions

•	Competition within and from outside the banking industry

•	Maintaining capital levels adequate to support our growth

•	The ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future

•	Reliance on our management team, including our ability to attract and retain key personnel

•	New products and services in the banking industry

•	Problems with technology utilized by the Company

•	Changing trends in customer profiles

•	Integration of newly acquired branches or businesses, including maintaining cost controls and asset quality

•	Changes in laws and regulations applicable to the Company

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.